Schedule A
to the
Investment Advisory Agreement
Dated November 11, 2024
by and between
EA Series Trust and Empowered Funds, LLC

Fund	Rate	Original Effective Date[1]
Efficient Market Portfolio Long ETF	1.00%
Efficient Market Portfolio Plus ETF	1.00%
Intelligent Equal Select ETF	0.69%
Intelligent Livermore ETF[2]	0.69%	September 17, 2024
Intelligent Omaha ETF	0.69%
Intelligent Small Cap Select ETF	0.69%
Intelligent Tech Focus ETF	0.69%
JLens 500 Jewish Advocacy U.S. ETF	0.18%
Matrix Advisors Value ETF	0.75%
Militia Long/Short Equity ETF	1.30%
MRBL Enhanced Equity ETF	0.74%
Sarmaya Thematic ETF	0.75%
MKAM ETF[2]	0.50%[3]	March 27, 2023
Alpha Architect Global Factor Equity ETF[4]	0.05–0.45%[5]	February 6, 2017
MarketDesk Focused U.S. Dividend ETF	0.35%	September 15, 2023
MarketDesk Focused U.S. Momentum ETF	0.45%
RockCreek Global Equality ETF	0.95%
Bastion Energy ETF	0.80%
Cambria Global Shareholder Yield ETF[2]	0.59%
Cambria Tax Aware ETF	0.49%
Cambria Endowment Style ETF	0.00% (zero)
Cambria Global EW ETF	0.25%
Argent Mid Cap ETF[2]	0.52%	June 17, 2022
Argent Focused Small Cap ETF	0.74%
Argent Large Cap ETF	0.49%
MC Trio Buffered Equity ETF	0.70%
Yoke Core ETF	0.30%
Bushido Capital US Equity ETF[2]	0.71%	June 9, 2023
Bushido Capital US SMID Cap Equity ETF	0.67%
Bridges Capital Tactical Equity ETF[2]	0.78%	March 27, 2023
AOT Growth and Innovation ETF[2]	0.75%	June 17, 2022
Euclidean Fundamental Value ETF[2]	0.95%	March 27, 2023
Guru Favorite Stocks ETF[2]	0.65%	December 13, 2021
Sparkline Intangible Value ETF[2]	0.50%	June 22, 2021
Freedom Day Dividend ETF[2]	0.39%	April 30, 2021
Morgan Dempsey Large Cap Value ETF[2]	0.58%	March 27, 2023
Relative Sentiment Tactical Allocation ETF[2]	0.65%	March 18, 2022
Dakota Active Equity ETF	0.40%
Suncoast Select Growth ETF	0.60%
Rainwater Equity ETF[10]	0.93%
Astoria US Equal Weight Quality Kings ETF[2]	0.49%	June 9, 2023

Fund	Rate	Original Effective Date[1]
Astoria US Quality Growth Kings ETF[2]	0.35%	September 6, 2024
Astoria International Quality Growth Kings ETF[2]	0.58%	September 6, 2024
EA Astoria Beacon Dynamic Core US Fixed Income ETF	0.48%
ARS Core Equity Portfolio ETF	0.45%
ARS Focused Opportunities Strategy ETF	0.45%
Cambria US EW ETF	0.25%
Amplius Aggressive Asset Allocation ETF	0.49%
Cloverpoint Core Alpha US ETF	0.50%
Cloverpoint Core Alpha International ETF	0.50%
Cloverpoint Core Alpha Global ETF	0.50%
Cloverpoint Core Alpha Power Evolution ETF	0.50%
Freedom 100 Emerging Markets ETF[2]	0.49%	May 16, 2019
Strive 500 ETF[2]	0.0545%	September 7, 2022
Strive 1000 Growth ETF[2]	0.18%	November 7, 2022
Strive 1000 Value ETF[2]	0.18%	November 7, 2022
Strive Small-Cap ETF[2]	0.18%	November 7, 2022
Strive 1000 Dividend Growth ETF[2]	0.35%	November 7, 2022
Strive Emerging Markets Ex-China ETF[2]	0.32	January 9, 2023
Strive U.S. Energy ETF[2]	0.41%	July 26, 2022
Strive U.S. Semiconductor ETF[2]	0.40%	July 26, 2022
Strive Natural Resources and Security ETF[2]	0.49%	July 21, 2023
Strive Total Return Bond ETF[2]	0.49%	July 21, 2023
Strive Enhanced Income Short Maturity ETF[2]	0.25%	July 21, 2023
Alpha Architect U.S. Quantitative Value ETF[2,7]	0.28%	January 31, 2024
Alpha Architect International Quantitative Value ETF[2,7]	0.38%	January 31, 2024
Alpha Architect U.S. Quantitative Momentum ETF[2,7]	0.28%	January 31, 2024
Alpha Architect International Quantitative Momentum ETF[2,7]	0.38%	January 31, 2024
Alpha Architect High Inflation and Deflation ETF[2]	0.29%	November 4, 2022
Alpha Architect Tail Risk ETF[2]	0.63%	November 4, 2022
Alpha Architect 1-3 Month Box ETF[2]	0.2449%	November 4, 2022
EA Bridgeway Blue Chip ETF[2]	0.15% on the first $3 billion 0.13% on the next $7 billion 0.12% on the next $10 billion 0.11% on assets above $20 billion	June 17, 2022
EA Bridgeway Omni Small-Cap Value ETF[2]	0.47% on the first $1 billion 0.42% on the next $1 billion 0.40% above $2 billion	March 13, 2023
Concourse Capital Focused Equity ETF	0.95%
Castellan Targeted Equity ETF	0.45%
Castellan Targeted Income ETF	0.45%
Research Affiliates Deletions ETF	0.39%
RACWI US ETF	0.15%
Towle Value ETF	0.85%
Arin Tactical Tail Risk ETF	0.63%
Burney U.S. Equity Select ETF	0.79%
City Different Investments Global Equity ETF	0.75%
City Different Investments SMID Cap Core Equity ETF	0.75%

Fund	Rate	Original Effective Date[1]
Keating Active ETF	0.85%	December 1, 2023
CCM Global Equity ETF	0.33%	September 15, 2023
Altrius Global Dividend ETF	0.49%	September 26, 2022
Burney U.S. Factor Rotation ETF	0.79%	September 26, 2022
Gadsden Dynamic Multi-Asset ETF	0.59%	October 31, 2020
Discipline Fund ETF	0.25%[6]	September 15, 2021
Honeytree U.S. Equity ETF	0.64%	September 15, 2023
WHITEWOLF Commercial Real Estate Finance Income ETF	0.70%	September 15, 2023
WHITEWOLF Publicly Listed Private Equity ETF	0.70%	September 15, 2023
MarketDesk Focused U.S. Dividend ETF	0.35%	September 15, 2023
TBG Dividend Focus ETF[9]	0.45%	October 26, 2023
Defined Duration 5 ETF	0.25%
Defined Duration 20 ETF	0.25%
Warren Street Global Equity ETF	0.60%
Warren Street Global Bond ETF	0.40%
Alpha Architect US Equity 2 ETF[8]	0.0945%
Alpha Architect US Equity Growth ETF	0.25%
BufferLABS US Equity Dynamic Buffer ETF	0.79%
DAC 3D Dividend Growth ETF	0.65%
Manzil Russell Halal USA Broad Market ETF	0.40%
Alpha Architect US Equity 3 ETF[8]	0.0945%
Alpha Architect US Equity 4 ETF[8]	0.0945%
Alpha Architect US Equity 5 ETF[8]	0.0945%
Alpha Architect US Equity 6 ETF[8]	0.0945%
Alpha Blue Capital US Small-Mid Cap Dynamic ETF	0.40%	December 12, 2023
AOT Software Platform ETF	0.49%
Avory Foundational Equities ETF	0.89%
Sapient Quality Select ETF	0.80%
Variant Perception Large Cap US Equity ETF	0.80%
Avos Global Equities ETF	0.50%
Cambria Endowment Style 2 ETF	0.00%
Cambria US Large Cap Equity ETF	0.25%
Cambria Global EW 2 ETF	0.25%
Cambria Global EW 3 ETF	0.25%
Sparkline International Intangible Value ETF	0.55%	September 4, 2024
Sparkline US Small Cap Intangible Value ETF	0.50%	September 4, 2024
Sparkline Emerging Markets Intangible Value ETF	0.60%	September 4, 2024
StockSnips AI-Powered Sentiment US All Cap ETF	0.75%	March 9, 2024
Sophus Capital Emerging Market ETF	0.65%
Sophus Capital Emerging Market Small Cap ETF	0.85%
Moonvest ETF	0.75%
EA Bridgeway Ultra-Small Company Market ETF	0.73%
EA Bridgeway Select Small-Cap Value ETF	0.79%
EA Bridgeway Aggressive Investors ETF	0.73%
Goaltender ETF	0.40%
Humilis US Focused Opportunities ETF	0.54%

Fund	Rate	Original Effective Date[1]
Humilis US SMID Focused ETF	0.54%
Humilis US Large Cap Fundamental Value ETF	0.50%
Humilis US Dividend Growth Opportunities ETF	0.50%
Optimal Tax Managed Equity ETF	0.49%
BWM Quality Growth ETF	0.70%
Significance Capital Enhanced Alpha ETF	0.60%
Alpha Architect US Equity ETF[8]	0.0945%	September 6, 2024
Alpha Architect International Equity ETF[2]	0.25%
Alpha Architect 1-3 Year Box ETF[2]	0.1949%
Alpha Architect Intermediate-Term Treasury Bond ETF[2]	0.1949%
Alpha Architect Long-Term Treasury Bond ETF[2]	0.1949%
Alpha Architect Aggregate Bond ETF[2]	0.1949%	December 17, 2025
Alpha Architect Inflation-Protected Securities ETF[2]	0.1949%
Alpha Architect Real Estate ETF[2]	0.1949%
Draco AI Evolution ETF[2]	0.85%	June 24, 2024
The Investment House ETF	1.00%
Qualivian Focus Fund ETF	0.50%
CG Flagship Equity ETF	0.57%
MarketDesk International Momentum ETF	0.75%
Sequoia Select Equity Income ETF	0.39%
Sequoia Select Large Core ETF	0.39%
Sequoia Select Large Growth ETF	0.39%
Sequoia Select SMID ETF	0.39%
Sequoia Select Global Equity ETF	0.39%
Brickworks Core US Equity ETF	0.60%
Brickworks Extended Market ETF	0.65%
3A All World Equity ETF	0.49%
1 The Original Effective Date column only applies to Funds whose original advisory agreement has been consolidated into this Agreement subsequent to its effectiveness.
2 The Fund’s original advisory agreement has been consolidated into this Agreement subsequent to the Fund’s commencement of operations.
3 Effective January 14, 2025, the management fee was reduced from 0.94% to 0.50%.
4 Formerly known as the Alpha Architect Value Momentum Trend ETF.
5 Effective January 31, 2025, the Fund’s management fee applies on the daily average net assets of the Fund that are not invested in Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, or Alpha Architect International Quantitative Momentum ETF, subject to a minimum management fee of 0.05%.
6 Effective November 5, 2025, the Fund’s management fee was reduced from 0.39% to 0.25%.
7 Reflects 0.01% fee reduction effective February 1, 2026.
8 Reflects 0.0555% fee reduction effective May 1, 2026.
9 Reflects a 0.14% fee reduction effective July 20, 2026.
10 Reflects a 0.32% fee reduction effective July 20, 2026.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have this Schedule A to be executed by their duly authorized officers as of July 17, 2026.

EMPOWERED FUNDS, LLC		EA SERIES TRUST, on behalf of each Fund listed on this Schedule A

By:	/s/ Sean Hegarty	By:	/s/ Michael D. Barolsky
Name:	Sean Hegarty	Name:	Michael D. Barolsky
Title:	Chief Operating Officer	Title:	Vice President and Secretary

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